SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 13, 2000



                             FRONTLINE CAPITAL GROUP
             (Exact name of Registrant as specified in its Charter)




        Delaware                    0-30162                 11-3383642
(State of Incorporation)   (Commission File Number)  (IRS Employer Id. Number)


     1350 Avenue of the Americas                                10019
          New York, New York                                 (Zip Code)
(Address of principal executive offices)

                                 (212) 931-8000
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On December 13, 2000, FrontLine Capital Group (the "Company") announced that it had closed on a $25 million preferred equity facility (the "Facility") with Deutsche Bank Sharps Pixley Inc. (the "Purchaser"), an affiliate of Deutsche Bank AG, of which an initial $15 million was drawn upon on the date of the closing. The Company may, at its option (subject to customary conditions), draw upon the remaining $10 million on or prior to February 12, 2001.

     The Facility is comprised of a new series of preferred stock designated as the Company's 9.25% Series B Convertible Cumulative Preferred Stock, liquidation preference $1,000 per share (the "Series B Preferred Stock"). The Series B Preferred Stock may be redeemed at the Company's option at a premium (as described below) prior to December 13, 2001. Quarterly dividends accrue during this twelve-month period at an annual rate of 9.25%, but are not payable if the Series B Preferred Stock is redeemed prior to December 13, 2001. While the Series B Preferred Stock is outstanding, the holders have consent rights for certain significant transactions.

     The Series B Preferred Stock includes a redemption premium that gradually increases from an initial rate of 6.0% for the first three months to a maximum rate of 27.5% after eleven months. If the Series B Preferred Stock is not redeemed prior to December 13, 2001, (i) the Series B Preferred Stock (including the amount of the redemption premium) becomes convertible at the holder's option into the Company's common stock at the rate of $13.3875 per share, (ii) the Series B Preferred Stock becomes a voting security on an "as-converted" basis and (iii) quarterly dividends become payable from the date of initial issuance at the annual rate of 9.25%. The Series B Preferred Stock has a mandatory redemption requirement after five years at a 27.5% premium, although certain capital events or uncured events of default would accelerate this period. The Company also granted certain registration rights to holders of the Series B Preferred Stock.

     Under the terms of the Facility, the Company paid a placement fee equal to 3% of the total amount of the Facility.

Item 7.           Financial Statements and Exhibits

(c)      Exhibits

          4.1 Certificate of Designation of the powers and preferences and other special rights of the Company's 9.25% Series B Convertible Cumulative Preferred Stock, dated December 13, 2000.

          4.2 Form of Series B Preferred Stock certificate (attached as Exhibit A to Exhibit 4.1)

          10.1 Securities Purchase Agreement, dated as of December 13, 2000, by and between FrontLine Capital Group (the "Company") and Deutsche Bank Sharps Pixley Inc. (the "Purchaser").

          10.2 Registration Rights Agreement, dated as of December 13, 2000, by and between the Company and the Purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                         FRONTLINE CAPITAL GROUP



                                         By:   /s/ Scott H. Rechler
                                              ----------------------------
                                                      Scott H. Rechler
                                                      President and Chief
                                                      Executive Officer



Date:  December 15, 2000